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                                                                    EXHIBIT 5.1

             FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP

                                November 12, 1999

Inamed Corporation
5540 Ekwill Street, Suite D
Santa Barbara, CA  93111

Ladies and Gentlemen:

        We have examined the registration statement on Form S-3 filed by you with the Securities and Exchange Commission on October 4, 1999 (Registration No. 333-88417) and Amendment Nos. 1 and 2 thereto (as so amended, the "Registation Statement"), in connection with the public offering of 3,450,000 shares (including the underwriters' over-allotment options) of common stock, par value $0.01, of Inamed Corporation. The shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the shares.

        Based on these examinations, it is our opinion that upon the completion of the proceedings being taken, or which we, as your special counsel, contemplate will be taken prior to the issuance of the shares, the shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to matters involving the Federal laws of the United States of America and the General Corporate Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Milbank, Tweed, Hadley & McCloy LLP

                                         MILBANK, TWEED, HADLEY & MCCLOY LLP

ABP/RSR